As filed with the Securities and Exchange Commission on August 30, 2019
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TENAX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-2593535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Tenax Therapeutics, Inc. 2016 Stock Incentive Plan
(Full title of the Plan)

Michael B. Jebsen
President and Chief Financial Officer
Tenax Therapeutics, Inc.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560
(919) 855-2100
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Margaret N. Rosenfeld, Esq.
K&L Gates LLP
4350 Lassiter at North Hills Avenue
Suite 300
Raleigh, North Carolina 27609
(919) 743-7351

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	600,000(1)	$1.22(2)	$732,000(2)	$88.72

(1)
This Registration Statement registers an aggregate of 600,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Tenax Therapeutics, Inc., which shares are issuable under the Tenax Therapeutics, Inc. 2016 Stock Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)
Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the Common Stock reported on the Nasdaq Capital Market on August 28, 2019.

EXPLANATORY NOTE

Tenax Therapeutics, Inc. (the “Registrant”) has filed this Registration Statement to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of 600,000 additional shares of common stock of the Registrant, par value $0.0001 per share (the “Common Stock”), under the Tenax Therapeutics, Inc. 2016 Stock Incentive Plan (the “Plan”). The additional shares are of the same class as other securities issuable pursuant to the Plan for which the Registrant’s Registration Statement on Form S-8 (Registration No. 333-224120), filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2018 (the “Prior Registration Statement”), remains effective. The information contained in the Prior Registration Statement is hereby incorporated by reference pursuant to General Instruction E of Form S-8, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on April 1, 2019;

(b)
The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019, filed with the Commission on May 15, 2019 and August 14, 2019, respectively;

(c)
The Registrant’s Current Report on Form 8-K filed with the Commission on June 14, 2019; and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 11, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2008).

3.2	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2009).

3.3	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2013).

3.4
Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on December 15, 2014).

3.5	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 23, 2018).

3.6
Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2018).

3.7	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on September 9, 2015).

5.1	Opinion of K&L Gates, LLP.

23.1	Consent of Independent Registered Public Accounting Firm, Cherry Bekaert LLP.

23.2	Consent of K&L Gates, LLP (Contained in Exhibit 5.1).

24.1	Power of Attorney (Contained on signature page).

99.1	Tenax Therapeutics, Inc. 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2016).

99.2
Amendment No. 1 to Tenax Therapeutics, Inc. 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on August 30, 2019.

TENAX THERAPEUTICS, INC.

Date: August 30, 2019	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael B. Jebsen his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anthony DiTonno	Chief Executive Officer and Director	August 30, 2019
Anthony DiTonno	(Principal Executive Officer)

/s/ Michael B. Jebsen	Chief Financial Officer	August 30, 2019
Michael B. Jebsen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald R. Blanck	Director	August 30, 2019
Ronald R. Blanck, DO

/s/ Gregory Pepin	Director	August 30, 2019
Gregory Pepin

/s/ James Mitchum	Director	August 30, 2019
James Mitchum

/s/ Chris A. Rallis	Director	August 30, 2019
Chris A. Rallis

/s/ Gerald Proehl	Director	August 30, 2019
Gerald Proehl